Exhibit 99.1

SEVERANCE AGREEMENT AND RELEASE

This SEVERANCE AGREEMENT AND RELEASE (this “Agreement”) is made between (i) Alan E. Kessock (“Kessock”) and (ii)  Ultimate Electronics, Inc. (the “Company”).  Kessock and the Company are referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties entered into an Executive Employment Agreement effective February 1, 2004 (the “Employment Agreement”);

WHEREAS, Kessock’s employment with the Company ended effective November 4, 2004 (the “Termination Date”);

WHEREAS, the Parties wish to resolve fully and finally any potential disputes regarding Kessock’s employment with the Company and any other potential disputes between the Parties; and

WHEREAS, in order to accomplish this end, the Parties are willing to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein, the sufficiency of which is acknowledged by the Parties, the Parties to this Agreement agree as follows:

TERMS

1.             Separation and Effective Date.  Kessock’s employment with the Company ended on November 4, 2004.  This Agreement shall become effective (the “Effective Date”) on the eighth day after Kessock signs this Agreement, provided that Kessock has not revoked Kessock’s acceptance pursuant to Section 7(g) below.

2.             Severance Payments and Benefits.

a.             After the expiration of the Effective Date, and on the express condition that Kessock has not revoked this Agreement, the Company will pay Kessock severance payments in an amount equal to Kessock’s base salary for twelve (12) months, less applicable withholdings and deductions (the “Severance Payments”).  If Kessock signs and does not revoke this Agreement, the first installment of the Severance Payments shall be on November 12, 2004, and shall continue to be paid in installments to Kessock pursuant to the Company’s standard payroll practices and on the Company’s regular paydays.  Such Severance Payments shall be paid so long as Executive is not in breach of any term of this Agreement.  The Severance Payments will be mailed to Kessock or direct deposited to an account designated by Kessock.  In addition, on November 12, 2004, the Company shall pay to Kessock all accrued base salary, all accrued vacation time and any reasonable and necessary business expenses incurred by Kessock in connection with his duties, all to the date of termination and payable in a lump sum, less applicable deductions and withholdings.

b.             Notwithstanding the provisions set forth in Section 2(a) above, if Kessock satisfies his obligations under the Consulting Agreement between the Company and Kessock effective November 5, 2004 (the “Consulting Agreement”), forty one (41) weeks of Severance Payments shall be accelerated and paid on the following dates: twenty-one (21) weeks on December 31, 2004 and twenty (20) weeks on January 21, 2005.

c.             Provided that Kessock timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay, on Kessock’s behalf, the portion of premiums of Kessock’s group health insurance, including coverage for Kessock’s eligible dependents, that the Company paid immediately prior to Kessock’s separation of employment with the Company for the time period set forth below.  The Company will pay such premiums for Kessock’s eligible dependents only for coverage for which those dependents were enrolled immediately prior to the date of Kessock’s separation of employment.  Kessock will continue to be required to pay that portion of the premium of Kessock’s health coverage, including coverage for Kessock’s eligible dependents, that Kessock was required to pay as an active employee immediately prior to the date of Kessock’s separation of employment.  If Kessock executes this Agreement, does not revoke this Agreement, and satisfies his obligations under Kessock’s Consulting Agreement, Kessock will be eligible to receive one (1) year of such premium payments for COBRA coverage, ending November 30, 2005.  For the balance of the period that Kessock is entitled to coverage under COBRA, if any, Kessock shall be entitled to maintain coverage for Kessock and Kessock’s eligible dependents at Kessock’s sole expense.

d.             Reporting of and withholding on any payment or benefits under this Section 2 for tax purposes shall be at the discretion of the Company in conformance with applicable tax laws.  If a claim is made against the Company for any additional tax or withholding in connection with or arising out of any payments pursuant to Section 2(a), 2(b), or 2(c) above, Kessock shall pay any such claim within thirty (30) days of being notified by the Company and agrees to indemnify the Company and hold it harmless against such claims, including but not limited to any taxes, attorneys’ fees, penalties, or interest, which are or become due from the Company.

3.             General Release.

a.             Kessock, for himself and for his affiliates, successors, heirs, subrogees, assigns, principals, agents, partners, employees, associates, attorneys, and representatives, voluntarily, knowingly, and intentionally releases and discharges the Company and its predecessors, successors, parents, subsidiaries, affiliates, and assigns and each of their respective officers, directors, principals, shareholders, agents, attorneys, board members, and employees from any and all claims, actions, liabilities, demands, rights, damages, costs, expenses, and attorneys’ fees (including, but not limited to, any claim of entitlement for attorneys’ fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys’ fees) of every kind and description from the beginning of time through the Effective Date (the “Released Claims”).

b.             The Released Claims include, but are not be limited to, those which arise out of, relate to, or are based upon: (i) Kessock’s employment with the Company or the termination thereof; (ii) statements, acts, or omissions by the Parties whether in their individual or representative capacities; (iii) express or implied agreements between the Parties (including the Employment Agreement) and claims under any severance plan; (iv) any stock or stock option grant, agreement, or plan; (v) all federal, state, and municipal statutes, ordinances, and regulations, including, but not limited to, claims of discrimination based on race, age, sex, disability, whistleblower status, public policy, or any other characteristic of Kessock under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 (as amended), the Employee Retirement Income Security of 1974, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Employment Relations Act of 1999, or any other federal, state, or municipal law prohibiting discrimination or termination for any reason; (vi) state and federal common law; and (vii) any claim which was or could have been raised by Kessock, including any claim that this Agreement was fraudulently induced.  The Released Claims shall not include any claim for indemnification that Kessock may have under the Indemnification Agreement, dated October 15, 1993, by and between the Company and Kessock (the “Indemnification Agreement”), or under applicable law.

4.             Unknown Facts.  This Agreement includes claims of every nature and kind, known or unknown, suspected or unsuspected.  Kessock hereby acknowledges that he may hereafter discover facts different from, or in addition to, those which he now knows or believes to be true with respect to this Agreement, and he agrees that this Agreement and the release contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

5.             No Application.  Except as reflected in the Consulting Agreement, Kessock agrees not to apply for any job or position as an employee, consultant, independent contractor, or otherwise with the Company.  Kessock understands that the Company will not consider, and is under no obligation to consider, any such application submitted by Kessock.

6.             No Admission of Liability.  The Parties agree that nothing contained herein, and no action taken by any Party hereto with regard to this Agreement, shall be construed as an admission by any Party of liability or of any fact that might give rise to liability for any purpose whatsoever.

7.             Warranties.  Kessock warrants and represents as follows:

a.             He has read this Agreement, and he agrees to the conditions and obligations set forth in it.

b.             He voluntarily executes this Agreement after having been advised to consult with legal counsel and after having had opportunity to consult with legal counsel and without being pressured or influenced by any statement, representation, or omission of any person acting on behalf of the Company including, without limitation, the officers, directors, board members, committee members, employees, agents, and attorneys for the Company.

c.             He has no knowledge of the existence of any lawsuit, charge, or proceeding against the Company or any of its officers, directors, board members, committee members, employees, or agents arising out of or otherwise connected with any of the matters herein released.

d.             He has full and complete legal capacity to enter into this Agreement.

e.             He has had at least twenty-one (21) days in which to consider the terms of this Agreement.  In the event that Kessock executes this Agreement in less time, it is with the full understanding that he had the full twenty-one (21) days if he so desired and that he was not pressured by the Company or any of its representatives or agents to take less time to consider the Agreement.  In such event, Kessock expressly intends such execution to be a waiver of any right he had to review the Agreement for a full twenty-one (21) days.

f.              He understands that this Agreement waives any claim he may have under the Age Discrimination in Employment Act.  Kessock may revoke this Agreement for up to seven (7) calendar days following its execution, and this Agreement shall not become enforceable and effective until seven (7) calendar days after such execution.  If Kessock chooses to revoke this Agreement, he must provide written notice to the President and Chief Executive Officer of the Company by hand delivery and by facsimile within seven (7) calendar days of Kessock’s execution of this Agreement.  If Kessock does not revoke within the seven-day period, the right to revoke is lost.

g.             He admits, acknowledges, and agrees that he is not otherwise entitled to the Severance Payments and other payments set forth in Section 2 and that such payments are good and sufficient consideration for this Agreement.  He admits, acknowledges, and agrees that he has been fully and finally paid or provided all wages, compensation, vacation, expenses (including, but not limited to, relocation and travel expenses), bonuses, stock, stock options, or other benefits from the Company which are or could be due to Kessock from the Company.

h.             He has not taken any action or made any statement adverse to the Company’s interests prior to signing this Agreement.

8.             Non-Disparagement.  Kessock agrees not to make to any person any statement that disparages the Company or reflects negatively on the Company, including, but not limited to, statements regarding the Company’s financial condition, employment practices, or its officers, directors, board members, employees, affiliates, attorneys, auditors, customers, or vendors.

9.             Return of Company Property and Information.  Kessock represents and warrants that, prior to his execution of this Agreement, he will return to the Company any and all property, documents, and files, including any documents (in any recorded media, such as papers, computer disks, copies, photographs, maps, transparencies, and microfiche) that relate in any way to the Company or the Company’s business whether or not developed, produced, or conceived, in whole or in part, by Kessock during the term of his employment with the Company.  Kessock agrees that, to the extent that he possesses any files, data, or information relating in any way to the Company or the Company’s business on any personal computer, he will delete those files, data, or information (and will retain no copies in any form).  Kessock also will return any Company tools, equipment, calling cards, credit cards, access cards or keys, any keys to any filing cabinets, vehicles, vehicle keys, and all other Company property in any form prior to the date he executes this Agreement.  Notwithstanding the foregoing, Kessock may retain possession of any Company property and information necessary for Kessock to fulfill his obligations under the Consulting Agreement until termination of such Consulting Agreement.  Kessock hereby expressly acknowledges that the foregoing steps are necessary to protect the Company’s proprietary interests in its trade secrets, confidential information, and copyrights, and that Kessock is not entitled to use, disclose, or otherwise benefit from the Company’s proprietary interests.  Kessock understands that any breach of this Section 9 will also constitute a misappropriation of the Company’s proprietary rights, and may constitute a theft of the Company’s trade secrets under applicable local, state, and federal statutes, and will result in a claim for injunctive relief, damages, and/or criminal sanctions and penalties against Kessock by the Company, and possibly others.

10.           Director and Officer Insurance.  The Company will use its best efforts to maintain in full force and effect director and officer liability insurance in an amount not less than the amount in effect as of the Termination Date.  The Company will include Kessock as a named insured if and to the extent necessary to maintain coverage for Kessock under the Company’s director and officer liability insurance policy or policies.

11.           Severability.  If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provisions hereof.  In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to effect the intent of the Parties to the fullest extent permitted by applicable law.  Any claim by Kessock against the Company shall not constitute a defense to enforcement by the Company.

12.           Assignment.  The Company may assign its rights under this Agreement.  Kessock cannot assign his rights under this Agreement without the written consent of the Company.

13.           Enforcement.  The releases contained herein do not release any claims for enforcement of the terms, conditions, or warranties contained in this Agreement.  The Parties shall be free to pursue any remedies available to them to enforce this Agreement.

14.           Survival of Employment Agreement Terms.  This Agreement in no way affects or alters the surviving provisions identified in Section 18 of the Employment Agreement, specifically Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 17, 19, 20, 21, 22, and 23, each of which shall remain in full force and effect.  Such provisions are hereby incorporated by reference and serve as part of the consideration for this Agreement and Kessock agrees to continue to abide by such provisions.

15.           Entire Agreement.  This Agreement, and Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 17, 18, 19, 20, 21, 22, and 23 of the Employment Agreement, the Indemnification Agreement, and the Consulting Agreement constitute the entire agreement between the Parties.  This Agreement supersedes any and all prior oral or written promises or agreements between the Parties, except as otherwise provided herein.  Kessock acknowledges that he has not relied on any promise, representation, or statement other than those set forth in this Agreement.  This Agreement cannot be modified except in writing signed by all Parties.

16.           Venue and Applicable Law.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of law provisions.  Venue and jurisdiction shall be in the federal or state courts in Denver, Colorado.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates written below.

KESSOCK:

/s/ ALAN E. KESSOCK	November 29, 2004
Alan E. Kessock	Date

THE COMPANY:

ULTIMATE ELECTRONICS, INC.

/s/ DAVID J. WORKMAN	November 29, 2004
By: David J. Workman	Date
Title: President and Chief Executive Officer